Exhibit 10.8
Vital Health Technologies, Inc.
Form 10-KSB
File No. 000-15243

          INDEPENDENT CONTRACTOR / CONSULTANT AGREEMENT
This  agreement, dated Oct 8, 1999 between Vital Health
Technologies,   L.L.C.  ("VHT")  a  Minnesota   Limited
Liability  Company,  and  Joe  Meyer  and  North   Pole
Engineering ("CONTRACTOR"), an individual and company.

Period of agreement: To begin as of the date above.

Services to be provided: Engineering and management consulting

1.   Engagement  of  contractor.  VHT  hereby   engages
CONTRACTOR on a work-for - as needed to provide services as listed above. VHT shall pay compensation to CONTRACTOR as itemized in Exhibit A.

  *  CONTRACTOR shall determine CONTRACTOR'S own working hours.
     If working at VHT's premises, time schedules will be agreed on between VHT and CONTRACTOR.

  * CONTRACTOR shall be assigned the Work, but shall be responsible for and will conduct all of CONTRACTOR'S business in CONTRACTOR'S own name and in such manner as it may see fit.
  * CONTRACTOR will pay all expenses whatever of CONTRACTOR'S activities and be responsible for the acts and expenses of CONTRACTOR'S employees, and CONTRACTOR'S own profits and losses.
  * Nothing in this Agreement shall be construed to constitute CONTRACTOR as the partner, employee or agent of VHT nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain as an independent contractor responsible only for its own actions.

  * CONTRACTOR Agrees to indemnify VHT against all claims based on or arising out of this Agreement, including limitation claims for taxes.
  * CONTRACTOR shall not be considered an employee and shall have no right to any employee benefits. As neither CONTRACTOR nor its personnel are VHT's employees. VHT shall not take any action or provide CONTRACTOR'S personnel with any benefits or commitments inconsistent with any of such undertakings by CONTRACTOR. In particular:
  *  VHT will not withhold FICA (Social Security) from
     CONTRACTOR'S payments.
  * VHT will not make state of federal unemployment insurance contributions on behalf of CONTRACTOR or its personnel.
  * VHT will not withhold state and federal income tax from payment to CONTRACTOR. VHT will not make disability insurance contributions on behalf of CONTRACTOR. VHT will not obtain worker's compensation insurance on behalf of CONTRACTOR or its personnel.


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     2. Trade Secrets., This Agreement is intended to
     establish and protect the rights of VHT with respect to confidential information, including without limitation, undisclosed financial information, customer lists, business plans, product development plans, computer software source code, hardware engineering designs, inventions, developments and other work product, pending trademark, copy or patent applications, contents or ideas contained therein, know how and show how or other confidential or secret information concerning the business and affairs of the corporation and/or its directors, officers or employees which is directly or indirectly useful to VHT in any aspect of VHT's business
     (collectively referred to for purposes of this Agreement, but without changing their respective legal character, as Trade Secrets") for which the CONTRACTOR will be paid compensation as an independent contractor of VHT. CONTRACTOR therefore agrees that CONTRACTOR will not, during the term of this Agreement or at any time thereafter, use for CONTRACTOR or for others, any information and material which is identified by VHT or third parties as Trade Secrets or which the CONTRACTOR has reason to believe is of a confidential or secret nature, and will not disclose during the term of this Agreement or at any time thereafter, directly or indirectly, to any person outside the employ of VHT any such Trade Secrets without the express consent of an OFFICER of VHT and that CONTRACTOR will use such Trade Secrets exclusively in furtherance of CONTRACTOR'S lawful duties under this agreement.
     VHT and CONTRACTOR further agree to treat this agreement, the work to be performed, and the Work
     Product as confidential and shall disclose the same to CONTRACTOR'S employees only on a need to know basis.

     CONTRACTOR agrees that VHT' Trade Secrets constitute unique and valuable assets of VHT and represent a substantial investment of time and expense by VHT and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of VHT would be wrongful and would cause irreparable harm to VHT. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from VHT, other than as a direct or indirect result of the breach of this Agreement by CONTRACTOR.

     3. Ownership of Work Product. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by CONTRACTOR or its personnel during the course of performing VHT's Work (collectively, the "Work
     Product") shall belong exclusively to VHT and shall, to the extent possible, be considered a work made for hire for VHT within the meaning of title 17 of the United States Code. CONTRACTOR herewith automatically assigns and irrevocably transfer and shall cause its personnel automatically to assign and irrevocably transfer at the time of creation of the Work Product, without any requirement of further consideration, any right title, or interest it or they may have in such Work Product, including any copyrights or other intellectual property rights pertaining thereto. Upon request of VHT, CONTRACTOR shall take such further actions, and shall cause its personnel to take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to By virtue of this Agreement, all rights, title, and interest to all Work Product of CONTRACTOR, and confidential information, and all improvements developed within the course and scope of the performance by CONTRACTOR of this Agreement, whether or not patentable or copyrightable, including without limitation source code computer programs, manuals and related materials is hereby assigned to and shall become the property of VHT. CONTRACTOR shall promptly disclose to VHT all such Work Product, confidential information and improvements. To the extent reasonably required by VHT, CONTRACTOR shall cooperate with VHT in connection with any application for patenting or copyrighting any such Work Product, confidential information and improvements and shall execute all documents tendered by VHS to evident its ownership thereof

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     and will cooperate with VHT in obtaining,
     defending and enforcing VHT's rights therein.

     4. Pre-existing Works License. CONTRACTOR claims and hereby reserves and retains ownership of the works identified in Exhibit B attached hereto, which CONTRACTOR created before entering into this Agreement. With respect to such works, and without further charge, to the extent the same are utilized, are necessary for or otherwise relate to the Work, VHT shall have a non-exclusive license to use such works in machine-readable form throughout VHT's organization. Pursuant to such license, VHT may also modify and make additional copies of such works for internal use and installation by VHT CONTRACTOR shall also make available the source code version of such works, as requested by VHT for support and maintenance purposes, provided that the use and handling of all source code shall be subject to strict confidentiality procedures. VHT is cautioned against making unreviewed changes to such works that could disrupt or impair the functioning of the Software.

     5. Noncompetition. During the term of this Agreement and for the (6) month period following the termination of this Agreement, CONTRACTOR will not directly or indirectly:

       * Own, manage operate or control, be employed by or act as a consultant, director agent or advisor to, or in any other manner, perform any services for any corporation, partnership, person, firm or other business or business entity that is engaged in competition with any part of VHT's business, including without limitation, the business of manufacture, development, design, marketing, distribution, or sale of variance cardiographs and/or such other products as VHT designs, manufactures, develops, distributes, sells or markets during the Term or has proposed to design, manufacture, develop, distribute, sell or market during the six month period after the expiration of the Tenn.

       * Interfere with the actual or prospective relationship of VHT for any competitive reason induce or attempt to induce any employee or consultant of VHT to do any of the foregoing or to induce any employee of VHT to his/her employment, or to otherwise discontinue or interfere with the relationship of VHT (whether contractual or otherwise) with any customer or any other employee's employment with VHT for any competitive reason.

     6. Term and Termination. This Agreement will become effective on the date first, shown above and will continue in effect until terminated as provided by law for termination or removal of Independent Contractors, Officers, Directors,
     Consultants or other.

     7. CONTRACTOR'S Obligations on Termination of
     Agreement. Upon completion of the Work Product or earlier termination of this Agreement, the CONTRACTOR will deliver to VHT and will not keep in its possession nor deliver to anyone else, the originals or copies of any and all information and material referred to in the Agreement, including
     Work Product of the CONTRACTOR, and all notes, memoranda, specifications, devices, documents, electronic media furnished to CONTRACTOR, or any other material containing or disclosing any such information or material, including specifically source code or other hard copy output embodying the Work Product developed by CONTRACTOR pursuant to this Agreement. CONTRACTOR is specifically prohibited from using the Work Product for any other purpose whatsoever. All Work Product and confidential information of VHT shall be and are the sole and exclusive property of VHT whether or not made or developed by the CONTRACTOR.

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     8. Representations and Warranties of CONTRACTOR.
     CONTRACTOR warrants that:

       * CONTRACTOR'S performance of the services called for by this Agreement do not violate any applicable law, rule, or regulation; any contracts with third-party rights in any patent, trademark, copyright, trade secret, or similar right; and

       * CONTRACTOR has read and understands this Agreement and has sufficient right, title, and interest to grant and convey the rights accorded to VHT under section 4 hereof.
       * CONTRACTOR wan-ants that all Work under this Agreement shall be performed in a workmanlike manner and in substantial conformity with the specifications published by CONTRACTOR with respect thereto, if any.

 9. Benefit. The obligations under this Agreement shall be binding upon and shall inure to the benefit of VHT its successors and assigns and shall be binding upon and shall inure to the benefit of CONTRACTOR, and CONTRACTORS, heirs, successors, and legal representatives of
     CONTRACTOR.

 10. Attorney's fees; remedies. In the event of any legal action, whether in law or by equity, or pursuant to any type of alternative dispute resolution mechanism, the prevailing party shall be awarded its costs, disbursements and expenses of such action, including reasonable attorney's fees.

 11. General Provisions. This Agreement sets forth the entire understanding of the parties with respect to the matters herein. No amendment or modification to this Agreement shall be effective unless the same shall be reduced to writing and executed by the parties hereto. Should any portion of this Agreement be determined by the courts to be in conflict with any applicable law, the validity of the remaining portions shall not be affected thereby. Each of the rights and remedies enumerated herein shall be independent of the other and shall be separately enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of any other rights and remedies available to VHT at law or in equity, all of which shall be cumulative.

 12. The validity and interpretation of this Agreement shall be governed by the laws of the state of Minnesota. This Agreement may not be assigned by CONTRACTOR. Any litigation relating to the interpretation and/or enforcement of this Agreement shall be exclusively Venued in the state or federal courts sitting in Hennepin or Ramsey
     County Minnesota and CONTRACTOR consents to this exclusive venue and agrees that the forum is convenient to both parties and waives any right to contest the same. The provisions of Section 2 - I
     I this Agreement shall survive termination of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Vital Health Technologies, L.L.C.

(Contractor)  NPE INC.
Joseph Meyer

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                            EXHIBIT A
                          Compensation

     1.) Contractor will receive compensation as outlined in the attached agreement.

     2.) Cash compensation will be equal to 75% of billing. 25% of billing will be awarded in the form of warrants.1.5 warrants will be awarded for each $1.00 of billing up to 25% of total.

     3.) Bonus warrants will be awarded for billings less than the maximum range quoted. 2 bonus warrants will be awarded for each dollar less than the maximum cost estimate of $78,900. For example:
     If total billings amount to $65,900 then the difference between the maximum of $78,900 would be $13,000 and 26,000 bonus warrants would be earned.

     4.) Warrants will have a 5 year duration and each warrant will convert into I share of Vital Health
     Technologies, Inc. common stock at 50 cents.

This compensation plan is understood and accepted by:
/s/Joseph  Meyers  Date : 10- 8-99
(Contractor)

Witnessed by:
/s/ Vital Health Technologies  Date 10/8/99
 Vital Health Technologies, L.L.C.

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